Exhibit 10.10

RIDER TO SECURITY AGREEMENT
EXECUTED BY NONBORROWER GRANTOR
(Premier Power, Sociedad Limitada)

That certain Commercial Security Agreement dated July 13, 2009 (“Security Agreement”) is given as security to UMPQUA BANK, an Oregon corporation (“Lender”) by PREMIER POWER, SOCIEDAD LIMITADA, a business entity organized under the laws of Spain ("Grantor" and “Nonborrower Grantor”) to secure Indebtedness of PREMIER POWER RENEWABLE ENERGY, INC.,a Delaware corporation (“Borrower”) to Lender.  Capitalized terms used but not defined in this Rider shall have the meanings ascribed in the Security Agreement.  In consideration of the Loan extended by the Lender to Borrower, Grantor, as Nonborrower Grantor, agrees as follows:

1.           The obligations under the Security Agreement are joint and several and are independent of and in addition to the undertakings of Borrower pursuant to the Notes and the other documents evidencing and securing the Loans (the “Loan Documents”), any evidence of indebtedness issued in connection with the Loan to Borrower, or any deed of trust or security agreement given to secure the Loan to Borrower, any guaranties given in connection with the Loan to Borrower, and any other obligations of Borrower or any guarantor to Lender;

2.	Lender may at any time, or from time to time, in its sole discretion:

(A)           extend or change the time of payment or performance or the manner, place, or terms of payment or performance of any of the Indebtedness;

(B)           exchange, release, or surrender any of the collateral security, or any part of it, by whomever deposited, which is now or may later be held by Lender in connection with any of the Indebtedness;

(C)           sell or purchase any of the collateral at public or private sale, or at any broker's board, in the manner permitted by law, and after all costs and expenses of every kind for collection, sale, or delivery, the net proceeds of any sale may be applied by Lender on any of the Indebtedness; and

(D)           settle or compromise with Borrower, or any other person liable, any of the Indebtedness, or subordinate the payment of it, or any part of it, to the payment of any other debts or claims, that may at any time be due or owing to Lender or any other person or entity;

3.           Lender will be under no obligation to marshal any assets in favor of Borrower or Nonborrower Grantor or in payment of any of the Indebtedness; and

4.           The Nonborrower Grantor’s liability hereunder shall be the immediate, direct, and primary obligation of the Nonborrower Grantor and shall not be contingent upon the Lender’s exercise or enforcement of any remedy it may have against the Borrower or any other person, or against any collateral for the Loan to Borrower or other security for any of the Indebtedness.

5.           Nonborrower Grantor waives:

(A)           presentment, demand, protest, notice of acceptance, notice of dishonor, notice of nonperformance, and any other notice with respect to any of the Indebtedness and this Security Agreement, and promptness in commencing suit against any party, or in giving any notice to or making any claim or demand on Nonborrower Grantor;

(B)           any right to require Lender to proceed against Borrower or any other guarantor, proceed against or exhaust any security held from Borrower or any other guarantor, or pursue any remedy in Lender's power;

(C)           any defense based on any legal disability or other defense of Borrower, any other guarantor, or other person or by reason of the cessation or limitation of the liability of Borrower from any cause other than full payment of all sums payable under the Note and the performance of the Indebtedness;

(D)           any defense based on any lack of authority of the officers, directors, partners, or agents purporting to act on behalf of Borrower or any principal of Borrower or any defect in the formation of Borrower or any principal of any Borrower;

(E)            to the fullest extent permitted by law, all rights and benefits under Civil Code § 2809 purporting to reduce a guarantor's obligations in proportion to the principal obligation, including without limitation, any defense based on any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;

(F)            any defense based on the application by Borrower of the proceeds of the Loan to Borrower for purposes other than the purposes represented by Borrower to Lender or intended or understood by Lender or Nonborrower Grantor, or based on Lender’s acts or omissions in administration of the Loan to Borrower;

(G)           any defense it may acquire by reason of Lender's election of any remedy against Nonborrower Grantor or Borrower or both, including, without limitation, election by Lender to exercise its rights under the power of sale in the Security Agreement and the consequent loss by Nonborrower Grantor of the right to recover any deficiency from Borrower;

(H)           any defense based on Lender's failure to disclose to Nonborrower Grantor any information concerning Borrower’s financial condition or any other circumstances bearing on Borrower’s ability to pay all sums payable under the Note or any of the Indebtedness or on Lender’s failure to disclose any information with respect to the Indebtedness, the collateral for the Loan to Borrower or other security for any or all Indebtedness, the existence or nonexistence of any other guarantees of all or any part of the Indebtedness, any action or inaction on the part of the Lender or any other party, or any other matter, fact, or occurrence whatsoever;

(I)             any defense based on Lender's election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute;

(J)             any defense based on any borrowing or any grant of a security interest under § 364 of the Federal Bankruptcy Code;

(K)            any right of subrogation, contribution, or reimbursement against Borrower, any right to enforce any remedy that Lender has or may in the future have against Borrower, any other right that Lender may now or later acquire against Borrower that arises from the existence or performance of Nonborrower Grantor's obligations under this Security Agreement or would arise with respect to the Indebtedness, and any benefit of, and any right to participate in, any security for the Indebtedness now or in the future held by Lender;

(L)            the benefit of any statute of limitations affecting the liability of Nonborrower Grantor or the enforcement of the Security Agreement, including, without limitation, any rights arising under Code of Civil Procedure § 359.5;

(M)          any rights to setoffs or counterclaims on Borrower’s or Nonborrower Grantor’s part;

(N)           to the fullest extent permitted by law, all rights and benefits under Code of Civil Procedure § 580a, purporting to limit the amount of any deficiency judgment that might be recoverable following the occurrence of a trustee's sale under a deed of trust; Code of Civil Procedure § 580b, stating that no deficiency may be recovered on a real property purchase money obligation; and Code of Civil Procedure § 580d, stating that no deficiency may be recovered on a note secured by a deed of trust on real property in case the real property is sold under the power of sale contained in the deed of trust, if those statutory sections have any application;

(O)           all rights and defenses that Nonborrower Grantor may have because the Borrower’s debt is secured by real property.  This means, among other things:

(1)           Lender may foreclose on the real property without first foreclosing on any other real or personal property collateral pledged by Nonborrower Grantor or the Borrower.

(2)           If Lender forecloses on any  real property collateral:

(a)           The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(b)           Lender may foreclose on the real property even if Lender, by foreclosing on the real property collateral, has destroyed any right the Nonborrower Grantor may have to collect from Borrower.

This is an unconditional and irrevocable waiver of any rights and defenses Nonborrower Grantor may have because Borrower’s debt is secured by real property.  These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure; and

(P)           all rights and defenses arising out of an election of remedies by the Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Indebtedness, has destroyed Nonborrower Grantor's rights of subrogation and reimbursement against Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

6.           Nonborrower Grantor agrees that the payment of all sums payable under the Note or any of the Indebtedness or Obligations or any other act that tolls any statute of limitations applicable to the Note or any of the Indebtedness will similarly operate to toll the statute of limitations applicable to Nonborrower Grantor’s liability. Without limiting the generality of the foregoing or any other provision of this Rider, Nonborrower Grantor expressly waives all benefits that might otherwise be available to Nonborrower Grantor under Civil Code §§ 2809, 2810, 2819, 2839, 2845, 2849, 2850, 2899, and 3433 and Code of Civil Procedure §§ 580a, 580b, 580d, and 726, or similar sections.

7.           Nonborrower Grantor, by execution hereof, represents to Lender that the relationship between Nonborrower Grantor and Borrower is such that Nonborrower Grantor has access to all relevant facts and information concerning the Indebtedness and Borrower and that Lender can rely upon Nonborrower Grantor having such access.  Nonborrower Grantor waives and agrees not to assert any duty on the part of Lender to disclose to Nonborrower Grantor any facts that it may now or hereafter know about Borrower, regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Nonborrower Grantor intends to assume or has reason to believe that such facts are unknown to Nonborrower Grantor or has a reasonable opportunity to communicate such facts to Nonborrower Grantor.  Nonborrower Grantor is fully responsible for being and keeping informed of the financial condition of Borrower and all circumstances bearing on the risk of nonpayment of any Indebtedness hereby secured.

8.           With or without notice to Nonborrower Grantor, Lender, in its sole discretion, at any time and from time to time, in such manner and upon such terms as it considers best, may (a) apply any and all payments or recoveries from Borrower, from Nonborrower Grantor, from any guarantor or endorser, or realized from any security, in such manner, order and priority as Lender elects, to any Indebtedness of Borrower to Lender, whether or not such Indebtedness is secured hereby or is otherwise secured or is due at the time of such application; and (b) refund to Borrower any payment received by Lender upon any Indebtedness hereby secured and payment of the amount refunded shall be fully secured hereby.

9.           No exercise or nonexercise by Lender of any right hereby given it, no dealing by  Lender with Borrower or any other person, and no change, impairment or suspension of any right or remedy of Lender shall in any way affect any of the obligations of Nonborrower Grantor hereunder or give Nonborrower Grantor any recourse against Lender.

10.         Capitalized terms not defined herein shall have the definitions set forth in the Security Agreement.

This Rider to Security Agreement Executed by Nonborrower Grantor in made effective this 13th day of July, 2009 and is made a part of and is incorporated into the Security Agreement dated July 13, 2009.

NONBORROWER GRANTOR:	PREMIER POWER, SOCIEDAD LIMITADA, a business entity organized under the laws of Spain

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